UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2003

PULASKI FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Missouri	0-24571	43-1816913
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12300 Olive Boulevard, St. Louis, Missouri 63141

(Address of principal executive offices)

(314) 878-2210

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Other Exhibits

Exhibit 99.1 Slides for November 5, 2003 Analyst Presentation

Item 9. Regulation FD Disclosure

On November 5, 2003, the senior management team of Pulaski Financial Corp., the holding company for Pulaski Bank, made a presentation to analysts, in which they discussed the company’s business, its financial condition and results of operations in fiscal 2003 and certain expectations regarding operations for fiscal 2004.

Pursuant to Regulation FD, the slides which were presented to analysts are attached as Exhibit 99.1. The information contained therein contains “forward-looking statements” concerning the operations of Pulaski Financial Corp. and Pulaski Bank. Forward-looking statements are not historical statements but are statements that describe future plans and strategies, including expected future financial results, and are often identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “will,” “would,” “should,” “could,” “may” and words of similar meaning. Management’s ability to predict future results is inherently uncertain. Actual results could differ materially from those expressed or implied by forward-looking statements for a variety of factors including, but not limited to: changes in interest rates; increased competition, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Pulaski Financial Corp. and Pulaski Bank are engaged, changes in the securities markets and various other factors beyond the control of Pulaski Financial Corp. and Pulaski Bank’s management. Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this presentation or made elsewhere from time to time by Pulaski Financial Corp. or on its behalf. Pulaski Financial Corp. assumes no obligations to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2003	By:	/S/ WILLIAM A. DONIUS

William A. Donius President and Chief Executive Officer